FINANCIAL ASSET SECURITIES CORP.

                         $[1,213,476,000] (Approximate)
                  [GreenPoint Mortgage Funding Trust 200_-___]
                      [Asset-Backed Notes, Series 200_-___]

                             UNDERWRITING AGREEMENT

                                                              ___________, 2006

Greenwich Capital Markets, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830

Ladies and Gentlemen:

         Financial Asset Securities Corp. (the "Depositor"), a Delaware corporation, has authorized the issuance and sale of GreenPoint Mortgage Funding Trust 200[_]-[___], Asset-Backed Notes, Series 200[_]-[__], Class IA-1 Notes, Class IIA-1a Notes, Class IIA-1b Notes, Class IIA-1c Notes, Class IIA-2c Notes, Class IIA-3c Notes, Class IIA-4c Notes, Class M-1 Notes, Class M-2 Notes, Class M-3 Notes, Class M-4 Notes, Class M-5 Notes, Class M-6 Notes, Class M-7 Notes, Class M-8 Notes and the Class M-9 Notes (the "Offered Notes"). Also issued are the Class M-10 Notes, Class M-11 Notes, Class B-1 Notes and Class B-2 Notes (together with the Offered Notes, the "Notes") and Class C Certificates, Class G Certificates, Class R Certificates and Class R-X Certificates (collectively, the "Certificates").

         Only the Class IA-1 Notes, Class IIA-1a Notes, Class IIA-1b Notes, Class IIA-1c Notes, Class IIA-2c Notes, Class IIA-3c Notes, Class IIA-4c Notes, Class M-1 Notes, Class M-2 Notes, Class M-3 Notes, Class M-4 Notes, Class M-5 Notes, Class M-6 Notes, Class M-7 Notes, Class M-8 Notes and the Class M-9 Notes (collectively the "Underwritten Notes") are being purchased by the Underwriters named in Schedule B hereto (the "Underwriters"), and the Underwriters are purchasing, severally, only the Underwritten Notes set forth opposite their names in Schedule B, except that the amounts purchased by the Underwriters may change in accordance with Section 10 of this Agreement. If the firm or firms listed in Schedule B hereto include only Greenwich Capital Markets, Inc. ("Greenwich"), then the terms "Underwriters" and "Representative," as used herein, shall each be deemed to refer to Greenwich.

         The Notes will be issued under an Indenture (the "Indenture"), dated as of [________], 200_, between [________] as issuer (the "Issuer" or the "Trust") and [__________] as indenture trustee (the "Indenture Trustee"). The Issuer is a Delaware statutory trust created pursuant to a Trust Agreement, dated as of _____________, 200_ (the "Trust Agreement"), among the Depositor, [_____________] as owner trustee (the "Owner Trustee") and [____________] as certificate registrar (the "Certificate Registrar").

         The Notes will evidence debt obligations of the Issuer secured by a pledge by the Issuer of the Trust Estate (the "Trust Estate"). The Trust Estate will include, among other things, a pool of adjustable rate, first and second lien, home equity lines of credit, the Net WAC Rate Carryover Reserve Account and such amounts as may be held by the Indenture Trustee in any other accounts held by the Indenture Trustee for the Trust. Forms of the Indenture and Trust Agreement have been filed as an exhibit to the Registration Statement.

         The Certificates will be issued pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement") to be dated as of ________________________, 200_ (the "Cut-off Date") among the Company, as seller, ______________________________, as master servicer ("Master Servicer"), and ______________________________, as trustee (the "Trustee"). The Certificates are described more fully in the Basic Prospectus and the Prospectus Supplement (each as hereinafter defined) which the Company has furnished to you.

         Pursuant to the Sale and Servicing Agreement, dated [_________], 200_ (the "Sale and Servicing Agreement"), among [_________], as originator (the "Originator"), [_______] as servicer (the "Servicer"), [________], as seller (the "Seller"), the Issuer, the Indenture Trustee and the Depositor, the Seller will transfer to the Depositor all of its right, title and interest in and to the scheduled principal balances of the Mortgage Loans as of the Cut-off Date and interest due after the Cut-off Date and the collateral securing each Mortgage Loan. Also pursuant to the Sale and Agreement, the Depositor will transfer to the Issuer all of its right, title and interest in and to the scheduled principal balances of the Mortgage Loans as of the Cut-off Date and interest due after the Cut-off Date and the collateral securing each Mortgage Loan.

         This Agreement, the Trust Agreement, the Sale and Servicing Agreement, the Indenture, and the Notes are sometimes referred to herein collectively as the "Operative Agreements." Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Indenture.

         SECTION 1. Representations and Warranties of the Depositor. The Depositor represents and warrants to, and agrees with the Underwriters that as of the date hereof and as of the Closing Date:

         (a) A Registration Statement on Form S-3 (No. 333-127352), has (i) been prepared by the Depositor in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations (the "Rules and Regulations") of the United States Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective and is still effective as of the date hereof under the Securities Act. Copies of such Registration Statement have been delivered by the Depositor to the Underwriters. As used in this Agreement, "Effective Time" means the date and the time as of which such Registration Statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Registration Statement" means such registration statement, at the Effective Time, including any documents incorporated by reference therein at such time; "Basic Prospectus" means such final prospectus dated [_______] and "Prospectus Supplement" means such final prospectus supplement dated [_______] relating to the Underwritten Notes, to be filed with the Commission pursuant to paragraphs (2), (3) or (5) of Rule 424(b) of the Rules and Regulations. "Prospectus" means the Basic Prospectus together with the Prospectus Supplement. Reference made herein to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of the Prospectus and any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934 (the "Exchange Act") after the date of the Prospectus, and incorporated by reference in the Prospectus and any reference to any amendment to the Registration Statement shall be deemed to include any report of the Depositor filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of the Prospectus or the effectiveness of the Registration Statement and no proceedings for such purpose are pending or, to the Depositor's knowledge, threatened by the Commission. There are no contracts or documents of the Depositor which are required to be filed as exhibits to the Registration Statement pursuant to the Securities Act or the Rules and Regulations which have not been so filed or incorporated by reference therein on or prior to the Effective Date of the Registration Statement other than such documents or materials, if any, as any Underwriter delivers to the Depositor pursuant to
Section 6(b) hereof for filing on Form 8-K. The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied. The Depositor further proposes to prepare, after the final terms of all classes of the Securities have been established, a Free Writing Prospectus that will contain substantially all information that will appear in the Prospectus Supplement, to the extent that such information is known at that time and minus specific sections including the "Method of Distribution" section (such Free Writing Prospectus, together with the Basic Prospectus, the "Definitive Free Writing Prospectus").

         To the extent that any Underwriter has provided to the Depositor Collateral Term Sheets, Structural Term Sheets, Series Term Sheets or Computational Materials (each as defined in Section 6(b) below) that such Underwriter has provided to a prospective investor, the Depositor will file or cause to be filed with the Commission a report on Form 8-K containing such Computational Materials, as soon as reasonably practicable after the date of this Agreement, but in any event, not later than 11:00 a.m. New York time on the date on which the Prospectus is made available to the Underwriter and is filed with the Commission pursuant to Rule 424 of the Rules and Regulations.

         (b) The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, when they become effective or are filed with the Commission, as the case may be, in all respects to the requirements of the Securities Act and the Rules and Regulations. The Registration Statement, as of the Effective Date thereof and of any amendment thereto, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus as of its date, and as amended or supplemented as of the Closing Date does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to (i) information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Depositor in writing by the Underwriter expressly for use therein which shall be limited to the information set forth on Exhibit B hereto ("Underwriter's Information") or (ii) any Derived Information contained in any Collateral Term Sheet, Structural Term Sheets, Series Term Sheets or Computational Materials (each as defined in Section 6(b) below) in each case to the extent not included in the Prospectus. In addition, any Issuer Information (as defined below) contained in the Definitive Free Writing Prospectus, as of the date thereof, did not contain an untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Effective Date shall mean the earlier of the date on which the Definitive Free Writing Prospectus is first used and the time of the first Contract of Sale to which such Prospectus Supplement relates. As used herein, "Pool Information" means all loan level data with respect to the characteristics of the Mortgage Loans and administrative and servicing fees, as provided by or on behalf of the Depositor. The Depositor acknowledges that except for any Computational Materials, the Underwriters' Information (as defined in Exhibit B) and the decrement/yield tables constitute the only information furnished in writing by you or on your behalf for use in connection with the preparation of the Registration Statement or the Prospectus, and you confirm that the Underwriters' Information is correct with respect to you and the Securities such Underwriter underwrites.

         (c) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange act, as applicable, and the rules and regulations of the Commission thereunder.

         (d) The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business so requires such standing. The Depositor has all power and authority necessary to own or hold its properties, to conduct the business in which it is engaged and to enter into and perform its obligations under this Agreement, the Sale and Servicing Agreement and the Trust Agreement and to cause the Notes to be issued.

         (e) There are no actions, proceedings or investigations pending with respect to which the Depositor has received service of process before or threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject (a) which if determined adversely to the Depositor would have a material adverse effect on the business or financial condition of the Depositor, (b) asserting the invalidity of any of the Agreements or the Notes, (c) seeking to prevent the issuance of the Notes or the consummation by the Depositor of any of the transactions contemplated by any of the Agreements or (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of any of the Agreements or the Notes.

         (f) This Agreement has been, and the Operative Agreements to which the Depositor is a party, when executed and delivered as contemplated hereby and thereby will have been, duly authorized, executed and delivered by the Depositor, and this Agreement constitutes, and the other Agreements when executed and delivered as contemplated herein will constitute, legal, valid and binding instruments enforceable against the Depositor in accordance with their respective terms, subject as to enforceability to (x) applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, (y) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and (z) with respect to rights of indemnity under any of the Operative Agreements, limitations of public policy under applicable securities laws.

         (g) The execution, delivery and performance of the Operative Agreements by the Depositor and the consummation of the transactions contemplated hereby and thereby, and the issuance and delivery of the Notes do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party, by which the Depositor is bound or to which any of the properties or assets of the Depositor or any of its subsidiaries is subject, which breach or violation would have a material adverse effect on the business, operations or financial condition of the Depositor or its ability to perform its obligations under any of the Operative Agreements, nor will such actions result in any violation of the provisions of the articles of incorporation or by-laws of the Depositor or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets, which breach or violation would have a material adverse effect on the business, operations or financial condition of the Depositor or its ability to perform its obligations under any of the Operative Agreements.

         (h) The direction by the Issuer to the Indenture Trustee to execute, authenticate, issue and deliver the Notes has been duly authorized by the Depositor, and, assuming the Indenture Trustee has been duly authorized to undertake such actions, when executed, authenticated, issued and delivered by the Indenture Trustee, in accordance with the Operative Agreements, the Notes will be validly issued and outstanding and the holders of the Notes will be entitled to the rights and benefits of the Notes as provided by the Indenture.

         (i) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States is required for the issuance of the Notes and the sale of the Underwritten Notes to the Underwriters, or the consummation by the Depositor of the other transactions contemplated by the Agreements except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Underwritten Notes by the Underwriters or as have been obtained.

         (j) At the time of the execution and delivery of the Sale and Servicing Agreement, the Depositor will: (i) have equitable title to the interest in the Mortgage Loans conveyed by the Seller, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, "Liens"); (ii) not have assigned to any person (other than the Indenture Trustee) any of its right, title or interest in the Mortgage Loans and
(iii) have the power and authority to sell its interest in the Mortgage Loans to the Indenture Trustee and to sell the Underwritten Notes to the Underwriters. Upon execution and delivery of the Trust Agreement by the Indenture Trustee, the Indenture Trustee will have acquired beneficial ownership of all of the Depositor's right, title and interest in and to the Mortgage Loans. Upon delivery to the Underwriters of the Underwritten Notes, each of the Underwriters of the Underwritten Notes will have good title to the Underwritten Notes purchased by it.

         (k) As of the Cut-off Date, each of the Mortgage Loans will meet the eligibility criteria described in the Prospectus and will conform to the descriptions thereof contained in the Prospectus.

         (l) Neither the Depositor nor the Trust is an "investment company" within the meaning of such term under the Investment Company Act of 1940 (the "1940 Act") and the rules and regulations of the Commission thereunder.

         (m) At the Closing Date, the Underwritten Notes, the Indenture, the Sale and Servicing Agreement and the Trust Agreement will conform in all material respects to the descriptions thereof contained in the Prospectus.

         (n) Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of the Agreements and the Notes have been paid or will be paid at or prior to the Closing Date.

         (o) Since the respective dates as of which information is given in the Prospectus, there has not been any material adverse change in the general affairs, management, financial condition, or results of operations of the Depositor, otherwise than as set forth or contemplated in the Prospectus as supplemented or amended as of the Closing Date.

         (p) Any certificate signed by an officer of the Depositor and delivered to the Underwriters or counsel for the Underwriters in connection with an offering of the Underwritten Notes shall be deemed, and shall state that it is, a representation and warranty as to the matters covered thereby to each person to whom the representations and warranties in this Section 1 are made.

         (q) The Depositor is not, as of the commencement of the offering, an Ineligible Issuer, as such term is defined in Rule 405 of the 1933 Act Regulations.

         (r) Neither the Issuer nor the Trust Funds are or, as a result of the offer and sale of the Securities as contemplated in this Agreement will become, an "investment company" or "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (s) The Company acknowledges and agrees that the relationship between itself and the Underwriter is an arms-length commercial relationship that creates no fiduciary duty on the part of the Underwriter, and each party expressly disclaims any fiduciary relationship. (t) The Depositor shall file any Free Writing Prospectus prepared by the Depositor (including the Definitive Free Writing Prospectus), and any Issuer Information contained in any Free Writing Prospectus provided to it by the Underwriters under Section 6, not later than the date of first use of such Free Writing Prospectus, except that:

                  (i) As to any Free Writing Prospectus or portion thereof required to be filed that contains only the description of the final terms of the Securities after such terms have been established for all classes of Securities being publicly offered, such Free Writing Prospectus or portion thereof may be filed by the Depositor within two days of the later of the date such final terms have been established for all classes of Securities being publicly offered and the date of first use; and

                  (ii) Notwithstanding clause (a) above, as to any Free Writing Prospectus or portion thereof required to be filed that contains only information of a type included within the definition of ABS Informational and Computational Materials, the Depositor shall file such Free Writing Prospectus or portion thereof within the later of two business days after the Underwriters first provide this information to investors and the date upon which the Depositor is required to file the Prospectus Supplement with the Commission pursuant to Rule 424(b)(3) of the Act.

         provided further, that prior to such use of any Free Writing Prospectuses by the Depositor, the Underwriters must comply with their obligations pursuant to Section 4(d) and that the Depositor shall not be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

         (u) The Underwriters shall file any Free Writing Prospectus that has been distributed by the Underwriters in a manner that could lead to its broad, unrestricted dissemination not later than the date of first use, provided that if that Free Writing Prospectus contains only information of a type included within the definition of ABS Informational and Computational Materials then such filing shall be made within the later of two business days after the Underwriters first provide this information to investors and the date upon which the Depositor is required to file the Prospectus Supplement with the Commission pursuant to Rule 424(b)(3) of the Act; provided further, that the Depositor shall not be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

         (v) The Depositor will cause the Prospectus Supplement to be transmitted to the Commission for filing pursuant to Rule 424(b) under the Act by means reasonably calculated to result in filing with the Commission pursuant to said rule. The Depositor will cause the Prospectus Supplement to be transmitted to the Commission for filing no later than the close of business on the business day prior to the Closing Date.

         (w) If any Written Communication or oral statement in connection with the offering of the Securities contains an untrue statement of material fact or omits to state a material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading at the time that a Contract of Sale was entered into, when taken together with all information that was conveyed to any person with whom a Contract of Sale was entered into, then the Underwriter shall provide any such person with the following:

                  (i) Adequate disclosure of the contractual arrangement;

                  (ii) Adequate disclosure of the person's rights under the existing Contract of Sale at the time termination is sought;

                  (iii) Adequate disclosure of the new information that is necessary to correct the misstatements or omissions in the information given at the time of the original Contract of Sale; and

                  (iv) A meaningful ability to elect to terminate or not terminate the prior Contract of Sale and to elect to enter into or not enter into a new Contract of Sale.

         SECTION 2. Purchase and Sale. The commitment of the Underwriters to purchase the Underwritten Notes pursuant to this Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth. The Depositor agrees to sell to each Underwriter, and each Underwriter agrees (except as provided in Sections 11 and 12 hereof) severally and not jointly to purchase from the Depositor, the aggregate initial principal amounts or percentage interests of the Underwritten Notes of each Class as set forth opposite such Underwriter's name on Schedule B, at the purchase price or prices set forth on Schedule B.

         SECTION 3. Delivery and Payment. Delivery of and payment for the Underwritten Notes and the Private Notes shall be made at the offices of Thacher Proffitt & Wood LLP, 2 World Financial Center, 29th Floor, New York, New York 10281, or at such other place as shall be agreed upon by the Underwriters and the Depositor at 10:00 A.M. New York City time on [_______] or at such other time or date as shall be agreed upon in writing by the Underwriters and the Depositor (such date being referred to as the "Closing Date"). Payment shall be made to the Depositor by wire transfer of same day funds payable to the account of the Depositor. Delivery of the Underwritten Notes shall be made to the Underwriters for the accounts of the several Underwriters against payment of the purchase price thereof. The Underwritten Notes so delivered will be initially represented by one or more certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of the beneficial owners of the Underwritten Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive Notes will be available only under the limited circumstances specified in the Indenture.

         SECTION 4. Public Offering of Securities.

         (a) It is understood by the parties hereto that, after the Registration Statement becomes effective, the Underwriters propose to offer the Securities for sale to the public (which may include selected dealers), as set forth in the Prospectus and the Underwriters agree that all such offers, solicitations and sales by them shall be made in compliance with all applicable laws and regulations. Prior to the date of the first contract of sale made based on the Definitive Free Writing Prospectus, the Representative has not sold any Securities or any security backed by the Mortgage Loans, any interest in any Securities or any such security of any Mortgage Loan.

         (b) It is understood that the Underwriters will solicit offers to purchase the Securities as follows:

                  (i) Prior to the time you have received the Definitive Free Writing Prospectus you may, in compliance with the provisions of this Agreement, solicit offers to purchase Securities; provided, that you shall not accept any such offer to purchase a Securities or any interest in any Securities or Mortgage Loan or otherwise enter into any Contract of Sale for any Securities, any interest in any Securities or any Mortgage Loan prior to the investor's receipt of the Definitive Free Writing Prospectus.

                  (ii) Any Free Writing Prospectus (other than the Definitive Free Writing Prospectus) relating to the Securities used by any Underwriter in compliance with the terms of this Agreement prior to the time such Underwriter has entered into a Contract of Sale for Securities shall prominently set forth the following statement:

                  The information in this free writing prospectus is preliminary, and will be superseded by the Definitive Free Writing Prospectus. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Securities referred to in this free writing prospectus and to solicit an offer to purchase the Securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Securities until we have accepted your offer to purchase Securities. We will not accept any offer by you to purchase Securities, and you will not have any contractual commitment to purchase any of the Securities until after you have received the Definitive Free Writing Prospectus. You may withdraw your offer to purchase Securities at any time prior to our acceptance of your offer.

         "Written Communication" has the same meaning as that term is defined in Rule 405 of the 1933 Act Regulations.

                  (iii) Any Free Writing Prospectus relating to Securities and used by any Underwriter in connection with marketing the Securities, including the Definitive Free Writing Prospectus, shall prominently set forth the following statement:

                  The Securities referred to in these materials are being sold when, as and if issued. The Underwriters are advised that Securities may not be issued that have the characteristics described in these materials. Our obligation to sell such Securities to the Underwriters is conditioned on the mortgage loans and notes having the characteristics described in these materials. If for any reason we do not deliver such Securities, we will notify the Underwriters, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

         (c) It is understood that you will not enter into a Contract of Sale with any investor until the investor has received the Definitive Free Writing Prospectus. For purposes of this Agreement, Contract of Sale has the same meaning as in Rule 159 of the 1933 Act Regulations and all Commission guidance relating to Rule 159, including without limitation the Commission's statement in Securities Act Release No. 33-8501 that "a contract of sale can occur under the federal securities laws before there is a bilateral contract under state law, for example when a purchaser has taken all actions necessary to be bound but a seller's obligations remain conditional under state law." The Definitive Free Writing Prospectus shall prominently set forth the following statement:

                  This Definitive Free Writing Prospectus supersedes the information in any free writing prospectus previously delivered in connection with this offering, to the extent that this Definitive Free Writing Prospectus is inconsistent with any information in any free writing prospectus previously delivered in connection with this offering.

         (d) It is understood that you may prepare and provide to prospective investors certain Free Writing Prospectuses (as defined below), subject to the following conditions:

                  (i) Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Act, the Underwriters shall not convey or deliver any Written Communication to any person in connection with the initial offering of the Securities, unless such Written Communication either (i) is made in reliance on Rule 134 under the Act, (ii) constitutes a prospectus satisfying the requirements of Rule 430B under the Act, (iii) is the Definitive Free Writing Prospectus, or (iv) both (1) constitutes a Free Writing Prospectus (as defined below) used in reliance on Rule 164 and (2) includes only information that is within the definition of ABS Informational and Computational Materials as defined in Item 1100 of Regulation AB.

                  (ii) Each Underwriter shall comply with all applicable laws and regulations in connection with the use of Free Writing Prospectuses, including but not limited to Rules 164 and 433 of the 1933 Act Regulations and all Commission guidance relating to Free Writing Prospectuses, including but not limited to Commission Release No. 33-8591.

                  (iii) For purposes hereof, "Free Writing Prospectus" shall have the meaning given such term in Rules 405 and 433 of the 1933 Act Regulations. "Issuer Information" shall mean information included in a Free Writing Prospectus that both (i) is within the types of information specified in clauses (1) to (5) of footnote 271 of Commission Release No. 33-8591 (Securities Offering Reform) as shown in Exhibit A hereto and (ii) has been either prepared by, or has been reviewed and approved by, the Depositor. "Underwriter Derived Information" shall refer to information of the type described in clause
         (5) of such footnote 271 when prepared by an Underwriter.

                  (iv) All Free Writing Prospectuses provided to prospective investors, whether or not filed with the Commission, shall bear a legend on each page including the following statement:

                  "THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV [AT AMERICAN HOME.COM, OR AT UNDERWRITER'S WEBSITE]. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-8[XX-XXX-XXXX].

         The Depositor shall have the right to require additional specific legends or notations to appear on any Free Writing Prospectus, the right to require changes regarding the use of terminology and the right to determine the types of information appearing therein.

                  (v) The Underwriters shall deliver to the Depositor and its counsel, no later than two business days prior to the proposed date of first use thereof, (i) any Free Writing Prospectus prepared by or on behalf of the Underwriters that contains any information that, if reviewed and approved by the Depositor, would be Issuer Information, and (ii) any Free Writing Prospectus or portion thereof that contains only a description of the final terms of the Securities after such terms have been established for all classes of Securities being publicly offered. No information in any Free Writing Prospectus shall consist of information of a type that is not included within the definition of ABS Informational and Computational Materials. To facilitate filing to the extent required by Section 6(a)(i) or 6(a)(iv), as applicable, all Underwriter Derived Information shall be set forth in a document separate from the document including Issuer Information. The Underwriters shall provide to the Depositor, for filing as provided in Section 6, copies (in such format as required by the Depositor) of all Free Writing Prospectuses. All Free Writing Prospectuses described in this subsection (v) must be approved by the Depositor before the Underwriters provide the Free Writing Prospectus to investors pursuant to the terms of this Agreement.

                  (vi) Each Underwriter agrees that all information included in the Free Writing Prospectuses shall be prepared, to the extent possible, based on the information contained in the Registration Statement and anticipated to be included in the Prospectus. None of the information in the Free Writing Prospectuses may conflict with the information contained in the Prospectus or the Registration Statement.

                  (vii) The Depositor shall not be obligated to file any Free Writing Prospectuses that have been determined to contain any material error or omission, unless the Depositor is required to file the Free Writing Prospectus pursuant to Section 6(a) below. In the event that an Underwriter becomes aware that, as of the date on which an investor entered into an agreement to purchase any Securities, any Free Writing Prospectus prepared by or on behalf of the Underwriters and delivered to such investor contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, such Underwriter shall notify the Depositor thereof as soon as practical but in any event within one business day after discovery.

                  (viii) If the Underwriters do not provide any Free Writing Prospectuses to the Depositor pursuant to subsection (v) above, the Underwriters shall be deemed to have represented, as of the Closing Date, that they did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Securities that is required to be filed with the Commission by the Depositor as a Free Writing Prospectus (other than the Definitive Free Writing Prospectus) in accordance with the 1933 Act Regulations.

                  (ix) In the event of any delay in the delivery by the Underwriters to the Depositor of any Free Writing Prospectuses required to be delivered in accordance with subsection (v) above, or in the delivery of the accountant's comfort letter in respect thereof pursuant to subsection (vi) above, the Depositor shall have the right to delay the release of the Prospectus to investors or to the Underwriters, to delay the Closing Date and to take other appropriate actions in each case as necessary in order to allow the Depositor to comply with its agreement set forth in Section 6 to file the Free Writing Prospectuses by the time specified therein.

                  (x) Each Underwriter represents that it has in place, and covenants that it shall maintain internal controls and procedures which it reasonably believes to be sufficient to ensure full compliance with all applicable legal requirements of the 1933 Act Regulations with respect to the generation and use of Free Writing Prospectuses in connection with the offering of the Securities. In addition, each Underwriter shall, for a period of at least three years after the date hereof, maintain written and/or electronic records of the following:

                  (A) Any written communications in respect of the Securities not deemed a Prospectus or a Free Writing Prospectus because its content is limited to the statements permitted by Rule 134 of the Securities Act;

                  (B) any Free Writing Prospectus used to solicit offers to purchase Securities;

                  (C) regarding each Free Writing Prospectus delivered to a prospective investor, the date of such delivery and identity of such prospective investor;

                  (D) regarding each offer to purchase Securities received by such Underwriter, the identity of the offeror, the date the offer was made and the proposed terms and allocation of the Securities offered to be purchased; and

                  (E) regarding each Contract of Sale entered into by such Underwriter, the date, identity of the investor and the terms of such Contract of Sale, including the amount and price of Securities subject to such Contract of Sale.

                  (xi) Each Underwriter covenants with the Depositor that after the final Prospectus is available such Underwriter shall not distribute any written information concerning the Securities to a prospective investor unless such information is preceded or accompanied by the final Prospectus.

                  (xii) Each Underwriter agrees to provide written notice to the Depositor of the date it first enters into any Contract of Sale for a Securities.

         (e) Each Underwriter further agrees that (i) it will include in every confirmation sent out the notice required by Rule 173 informing the investor that the sale was made pursuant to the Registration Statement and that the investor may request a copy of the Prospectus from such Underwriter; (ii) if a paper copy of the Prospectus is requested by a person who receives a confirmation, such Underwriter shall deliver a paper copy of such Prospectus;
(iii) if an electronic copy of the Prospectus is delivered by an Underwriter for any purpose, such copy shall be the same electronic file containing the Prospectus in the identical form transmitted electronically to such Underwriter by or on behalf of the Depositor specifically for use by such Underwriter pursuant to this Section 4(e); for example, if the Prospectus is delivered to an Underwriter by or on behalf of the Depositor in a single electronic file in .pdf format, then such Underwriter will deliver the electronic copy of the Prospectus in the same single electronic file in .pdf format; and (iv) it has not used, and during the period for which it has an obligation to deliver a "prospectus" (as defined in Section 2(a)(10) of the Act) relating to the Securities (including any period during which the Underwriters have such delivery obligation in its capacity as a "dealer" (as defined in Section 2(a)(12) of the Act)) it will not use any internet website or electronic media containing information for prospective investors, including any internet website or electronic media maintained by third parties, in connection with the offering of the Securities, except in compliance with applicable laws and regulations. Each Underwriter further agrees that (i) if it delivers to an investor the Prospectus in .pdf format, upon such Underwriters' receipt of a request from the investor within the period for which delivery of the Prospectus is required, such Underwriter will promptly deliver or cause to be delivered to the investor, without charge, a paper copy of the Prospectus and (ii) it will provide to the Depositor any Free Writing Prospectuses, or portions thereof, which the Depositor is required to file with the Commission in electronic format and will use reasonable efforts to provide to the Depositor such Free Writing Prospectuses, or portions thereof, in either Microsoft Word(R) or Microsoft Excel(R) format and not in a PDF, except to the extent that the Depositor, in its sole discretion, waives such requirements.

         (f) In the event that an Underwriter uses a road show (as defined in Rule 433) in connection with the offering of the Securities, all information in the road show will be provided orally only, and not as a Written Communication. Each Underwriter agrees that any slideshow used in connection with a road show
(i) will only be provided as part of the road show and not separately, (ii) if handed out at any meeting as a hard copy, will be retrieved prior to the end of the meeting, and (iii) will otherwise be used only in a manner that does not cause the slideshow to be treated as a Free Writing Prospectus.

         SECTION 5. Offering by the Underwriters. It is understood that, subject to the terms and conditions hereof, the several Underwriters propose to offer the Underwritten Notes for sale to the public as set forth in the Prospectus.

         SECTION 6. Agreements.

         (a) The Depositor agrees as follows:

                  (i) To prepare the Prospectus in a form approved by the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the availability of the Prospectus to the Underwriters; to make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the Closing Date except as permitted herein; to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective prior to the termination of the offering of the Underwritten Notes or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters or their counsel with copies thereof without charge; to file promptly all reports and any definitive proxy or information statements required to be filed by the Depositor with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and, for so long as the delivery of a prospectus is required in connection with the offering or sale of the Underwritten Notes; to promptly advise the Underwriters of their receipt of notice of the issuance by the Commission of any stop order or the institution of or, to the knowledge of the Depositor, the threatening of any proceeding for such purpose, or of: (i) any order preventing or suspending the use of the Prospectus; (ii) the suspension of the qualification of the Underwritten Notes for offering or sale in any jurisdiction; (iii) the initiation of or threat of any proceeding for any such purpose or (iv) any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information. In the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or suspending any such qualification, the Depositor promptly shall use its best efforts to obtain the withdrawal of such order by the Commission.

                  (ii) To furnish promptly to the Underwriters and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and of each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

                  (iii) To deliver promptly to the Underwriters without charge such number of the following documents as the Underwriters shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case including exhibits); (ii) the Prospectus and any amended or supplemented Prospectus and (iii) any document incorporated by reference in the Prospectus (including exhibits thereto). If the delivery of a prospectus is required at any time prior to the expiration of nine months after the Closing Date in connection with the offering or sale of the Underwritten Certificates, and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Depositor shall notify the Underwriters and, upon any Underwriter's request, shall file such document and prepare and furnish without charge to the Underwriters and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which corrects such statement or omission or effects such compliance, and in case the Representative is required to deliver a Prospectus in connection with sales of any of the Underwritten Notes at any time nine months or more after the Effective Time, upon the request of the Underwriters but at their expense, the Depositor shall prepare and deliver to the Underwriters as many copies as the Underwriters may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

                  (iv) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Depositor or the Underwriters, be required by the Securities Act or requested by the Commission. Neither the Underwriters' consent to nor their distribution of any amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

                  (v) To furnish the Underwriters and counsel for the Underwriters, prior to filing with the Commission, and to obtain the consent of the Underwriters for the filing of the following documents relating to the Notes: (i) any Post-Effective Amendment to the Registration Statement or supplement to the Prospectus, or document incorporated by reference in the Prospectus or (ii) Prospectus pursuant to Rule 424 of the Rules and Regulations.

                  (vi) To use commercially reasonable efforts, in cooperation with the Underwriters, to qualify the Underwritten Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States or elsewhere as the Underwriters may reasonably designate, and maintain or cause to be maintained such qualifications in effect for as long as may be required for the distribution of the Underwritten Notes. The Depositor will file or cause the filing of such statements and reports as may be required by the laws of each jurisdiction in which the Underwritten Notes have been so qualified; provided, however, that the Depositor shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is now so subject.

                  (vii) On or before the Closing Date, it shall execute and deliver to Thacher Proffitt & Wood LLP ("TPW") a copy of a tax representation letter, provided to the Underwriters by TPW, in which each Underwriter certifies as to the accuracy of the information that is provided by such Underwriter to the Indenture Trustee, and which information each Underwriter recognizes shall be relied upon by TPW.

                  (viii) So long as the Underwritten Notes and the Non-Offered Notes shall be outstanding the Depositor shall cause the Indenture Trustee, pursuant to the Sale and Servicing Agreement, to deliver to the Underwriters as soon as such statements are furnished to the Indenture Trustee: (i) the annual statement as to compliance delivered to the Indenture Trustee pursuant to Section 4.26 of the Sale and Servicing Agreement; (ii) the annual statement of a firm of independent public accountants furnished to the Indenture Trustee pursuant to
         Section 4.27 of the Sale and Servicing Agreement; (iii) the monthly servicing report furnished to the Trustee and (iv) the monthly reports furnished to the Noteholders pursuant to Section 4.01 of the Sale and Servicing Agreement.

         (b) Each Underwriter represents, warrants, covenants and agrees with the Depositor that:

                  (i) It either (A) has not provided any potential investor with a Collateral Term Sheet (that is required to be filed with the Commission within two business days of first use under the terms of the Public Securities Association Letter as described below) or (B) has, prior to its first delivery of such Collateral Term Sheet to a potential investor, delivered such Collateral Term Sheet (in hard copy) to the Depositor or its counsel and has substantially contemporaneously with its first delivery of such Collateral Term Sheet to a potential investor, delivered such Collateral Term Sheet to the Depositor or its counsel.

                  (ii) It either (A) has not provided any potential investor with a Structural Term Sheet, Series Term Sheets or Computational Materials or (B) has, prior to its first delivery of any such Structural Term Sheet, Series Term Sheets or Computational Materials to a potential investor, delivered such Structural Term Sheet, Series Term Sheets or Computational Materials to the Depositor or its counsel and has promptly provided any such Structural Term Sheet, Series Term Sheets or Computational Materials to the Depositor or its counsel.

                  (iii) Each Collateral Term Sheet bears a legend indicating that the information contained therein will be superseded by the description of the collateral contained in the Prospectus Supplement and, except in the case of the initial Collateral Term Sheet, that such information supersedes the information in all prior Collateral Term Sheets.

                  (iv) Each Structural Term Sheet, Series Term Sheet and all Computational Materials bear a legend substantially to the effect that such materials were prepared by the Underwriters, the Depositor has not authorized the dissemination thereof and such materials do not constitute an offer to sell or a solicitation of an offer to purchase any Notes.

                  (v) It (at its own expense) agrees to obtain and provide to the Depositor one or more accountants' letters in form and substance reasonably satisfactory to the Underwriter, the Depositor relating to the Collateral Term Sheets, Structural Term Sheets, Series Term Sheets and Computational Materials, which accountants' letters shall be addressed to the Depositor.

                  (vi) It has not, and will not, without the prior written consent of the Depositor, provide any Collateral Term Sheets, Structural Term Sheets, Series Term Sheets or Computational Materials to any investor after the date of this Agreement and prior to the delivery of the Prospectus to such investor.

         In connection with any transaction contemplated by this Agreement, the Depositor and each of its affiliates maintain customary, arm's-length business relationships with the Undewriter and each of its affiliates, and no fiduciary duty on the part of the Underwriter or any of its affiliates is thereby or hereby intended or created, and the express disclaimer of any such fiduciary relationship on the part of the Underwriter and each of its affiliates is hereby acknowledged and accepted by the Depositor and each of its affiliates.

         For purposes of this Agreement, Series Term Sheets, Collateral Term Sheets and Structural Term Sheets shall have the respective meanings assigned to them (a) in the case of Series Term Sheets, in the no-action letter addressed to Greenwood Trust Company, Discover Card Master Trust I dated April 5, 1996 and
(b) in the case of Collateral Term Sheets and Structural Term Sheets, in the February 13, 1995 letter of Cleary, Gottlieb, Steen & Hamilton on behalf of the Public Securities Association (which letter, and the SEC staff's response thereto, are publicly available February 17, 1995). The term "Collateral Term Sheet" as used herein includes any subsequent Collateral Term Sheet that reflects a substantive change in the information presented. Computational Materials has the meaning assigned to it in the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation I. Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation, the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association and the no-action letter of February 17, 1995 issued by the Commission to the Public Securities Association.

         SECTION 7. Conditions to the Underwriters' Obligation. The obligations of the Underwriters hereunder to purchase the Underwritten Notes pursuant to this Agreement are subject to the following conditions as of the Closing Date:

         (a) Each of the obligations of the Depositor required to be performed by it on or prior to the Closing Date pursuant to the terms of the Operative Agreements shall have been duly performed and complied with and all of the representations and warranties of the Depositor under any of the Operative Agreements shall be true and correct as of the Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under any of the Operative Agreements, and the Underwriters shall have received Notes to the effect of the foregoing, each signed by an authorized officer of the Depositor.

         (b) Prior to the Closing Date, (i) the Depositor shall have received confirmation of the effectiveness of the Registration Statement and (ii) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Depositor, shall be contemplated by the Commission. Any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus shall have been complied with.

         (c) The Underwriters shall have received letters dated on or before the date on which the Prospectus Supplement is dated and printed, in form and substance acceptable to the Underwriters and their counsel, prepared by Deloitte & Touche LLP (a) regarding certain numerical information contained or incorporated by reference in the Prospectus Supplement and (b) relating to certain agreed upon procedures as requested by the Underwriters relating to the Mortgage Loans.

         (d) The Mortgage Loans will be acceptable to Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Services, Inc. ("Moody's"), Fitch Ratings ("Fitch") and Dominion Bond Ratings Service, Inc. ("DBRS") in their sole discretion.

         (e) The Underwriters shall have received the following additional closing documents, in form and substance satisfactory to the Underwriters and their counsel:

                  (i) the Operative Agreements and all documents required thereunder, duly executed and delivered by each of the parties thereto other than the Underwriters and their affiliates;

                  (ii) a secretary's certificate of a secretary of the Depositor, a secretary's certificate of a secretary of the Seller and an officer's certificate of an officer of the Servicer, in each case dated as of the Closing Date and reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters with resolutions of the applicable board of directors and a copy of the charter and by-laws of the Depositor, the Seller and the Servicer, as applicable;

                  (iii) an officer's certificate of an officer of the Originator dated as of the Closing Date and reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters with resolutions of the applicable board of directors and a copy of the charter and by-laws;

                  (iv) an officer's certificate of an officer of the Servicer dated as of the Closing Date and reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters stating
         (i) the officer has carefully examined the Sale and Servicing Agreement, (ii) the representations and warranties of Servicer in the Sale and Servicing Agreement are true and correct in all material respects at and as of the date hereof with the same effect as if made on the date hereof, (iii) the Servicer has complied with all of the agreements set forth in the Sale and Servicing Agreement and satisfied all the conditions on its part to be performed or satisfied at or prior to the date hereof, and (iv) no event has occurred that would constitute a default under the Sale and Servicing Agreement;

                  (v) an officer's certificate of an officer of the Indenture Trustee, dated as of the Closing Date, reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters;

                  (vi) an opinion of in-house counsel to the Depositor, reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, dated the Closing Date, as to various matters;

                  (vii) an opinion of Thacher Proffitt & Wood LLP, counsel to the Depositor, dated the Closing Date, reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, as to various matters;

                  (viii) an opinion of counsel to the Servicer, dated the Closing Date, reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, as to various matters;

                  (ix) such opinions of Thacher Proffitt & Wood LLP, counsel to the Depositor, in forms reasonably satisfactory to the Underwriters, their counsel, S&P, Moody's, Fitch and DBRS as to such additional matters not opined to in the opinion delivered pursuant to clause
         (viii) above as shall be required for the assignment of the ratings set forth below.

                  (x) A letter from S&P, Moody's, Fitch and DBRS that they have assigned the following ratings to the Underwritten Notes:

                          Moody's        S&P         Fitch         DBRS
                         --------     --------     ---------    ----------
         IA-1.........      Aaa          AAA          AAA           AAA
         IIA-1a.......      Aaa          AAA          AAA           AAA
         IIA-1b.......      Aaa          AAA          AAA           AAA
         IIA-1c.......      Aaa          AAA          AAA           AAA
         IIA-2c.......      Aaa          AAA          AAA           AAA
         IIA-3c.......      Aaa          AAA          AAA           AAA
         IIA-4c.......      Aaa          AAA          AAA           AAA
         M-1..........      Aa1          AA+          AA+        AA (high)
         M-2..........      Aa2          AA+          AA+        AA (high)
         M-3..........      Aa3          AA           AA+        AA (high)
         M-4..........      A1           AA-          AA+        AA (high)
         M-5..........      A2           A+           AA+           AA
         M-6..........      A3            A           AA+        AA (low)
         M-7..........     Baa1          A-            AA        A (high)
         M-8..........     Baa2         BBB+          AA-            A
         M-9..........     Baa3          BBB           A          A (low)

                  (xi) an opinion of counsel to the Indenture Trustee, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, their counsel, S&P, Moody's, DBRS and Fitch; and

                  (xii) such other opinions and closing documents as the Underwriters and their counsel may reasonably request, in form and substance reasonably satisfactory to the Underwriters and their counsel.

         (f) All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be reasonably satisfactory in form and substance to the Underwriters and their counsel.

         (g) Subsequent to the execution and delivery of this Agreement none of the following shall have occurred: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction;
(ii) a banking moratorium shall have been declared by Federal or New York state authorities; (iii) the United States shall have become engaged in material hostilities, there shall have been an escalation of such hostilities involving the United States or there shall have been a declaration of war by the United States; or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets of the United States shall be such) which is material and adverse, and in the case of any of the events specified in clauses (i), through (iv), such event makes it in the judgment of the Underwriters, impractical to market the Underwritten Notes.

         (h) If any condition, specified in this Section 6 shall have not been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Depositor at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Sections 7 and 8.

         (i) The Underwriters hereby authorize Greenwich to execute on behalf of all the Underwriters, each of (a) the letter to the Indenture Trustee concerning registration and denomination instructions for the Notes purchased by the Underwriters, (b) the Cross Receipt relating to the Depositor's receipt of the proceeds from the sale of Notes and (c) the original issue discount pricing letter.

         SECTION 8. Payment of Expenses. The Depositor agrees to pay:

         (a) (i) the costs incident to the authorization, issuance, sale and delivery of the Underwritten Notes and the Non-Offered Notes and any taxes payable in connection therewith; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (iii) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any preliminary prospectus, the Prospectus and any amendment or supplement to the Prospectus or any document incorporated by reference therein, all as provided in this Agreement; (iv) the costs of reproducing and distributing this Agreement;
(v) any fees charged by securities rating services for rating the Underwritten Notes; (vi) the cost of accountants' comfort letters; and (vii) all other costs and expenses incidental to the performance of the obligations of the Depositor (including costs and expenses of counsel to the Depositor); provided that, except as provided in this Section 8, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Underwritten Notes which they may sell and the expenses of advertising any offering of the Underwritten Notes made by the Underwriters.

         If this Agreement is terminated because of a breach of the Depositor of any covenant or agreement hereunder (other than the failure of the closing condition set forth in Section 7(g) to be met), the Depositor shall cause the Underwriters to be reimbursed for all reasonable out-of-pocket expenses, including fees and disbursements of Thacher Proffitt & Wood LLP, counsel for the Underwriters.

         SECTION 9. Indemnification and Contribution.

         (a) The Depositor indemnifies and holds harmless each Underwriter, each Underwriter's respective officers, directors, partners and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, as follows:

                  (i) against any and all losses, claims, expenses, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof including, but not limited to, any loss, claim, expense, damage or liability related to purchases and sales of the Underwritten Notes) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, Definitive Free Writing Prospectus, or in any Issuer Information contained in any other Free Writing Prospectus, or in any Underwriter Derived Information to the extent caused by any material error in the Pool Information, or in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof or other filing incorporated by reference therein, or in the Prospectus, or any amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Depositor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission, or alleged untrue statement or omission, made in (x) any of such documents in reliance upon and in conformity with any Underwriter's Information or (y) any Derived Information in any Collateral Term Sheet, Structural Term Sheet, Series Term Sheet or Computational Materials, except in the case of this clause (y) to the extent that any untrue statement or alleged untrue statement or omission therein results (or is alleged to have resulted) from an error or material omission in the information either in the Prospectus for which the Depositor is responsible or concerning the characteristics of the Mortgage Loans furnished by the Seller to the Underwriters for use in the preparation of any Collateral Term Sheet, Structural Term Sheet, Series Term Sheet and/or Computational Materials (any such information, the "Pool Information"), which error was not superseded or corrected by the delivery to the Underwriters of corrected written or electronic information, or for which the Seller or the Depositor provided written notice of such error to the Underwriters prior to the confirmation of the sale of the applicable Notes (any such uncorrected Pool Information, a "Pool Error"); except insofar as such losses, claims, damages, or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon any information with respect to which the Underwriters have agreed to indemnify the Depositor pursuant to Section 9(b). This indemnity agreement will be in addition to any liability which the Depositor may otherwise have.

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Depositor; and

                  (iii) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by any such Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or clause (ii) above.

         This indemnity agreement will be in addition to any liability which the Depositor may otherwise have.

         (b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Depositor, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Depositor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, expenses, damages or liabilities to which the Depositor or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (i) Derived Information provided by such Underwriter, except to the extent that any untrue statement or alleged untrue statement contained in the Derived Information is the result of a Pool Error and
(ii) the Registration Statement, the Prospectus or any amendment or supplement thereto, or arise out of, or are based upon, the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, but with respect to clause (b)(ii) above, only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Underwriters' Information of such Underwriter; and will reimburse any legal or other expenses reasonably incurred by the Depositor or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have. (iii) the Underwriters' Information and the decrement/yield tables, (iv) any Underwriter Derived Information, except to the extent of any errors in any Underwriter Derived Information that are caused by errors in the Pool Information, (v) any Free Writing Prospectus for which the conditions set forth in Section 4(d)(v) above are not satisfied with respect to the prior approval by the Depositor, (vi) any portion of any Free Writing Prospectus (other than the Definitive Free Writing Prospectus) not constituting Issuer Information, (vii) any liability resulting from the Underwriters' failure to provide any investor with the Definitive Free Writing Prospectus prior to entering into a Contract of Sale with such investor or failure to file any Free Writing Prospectus required to be filed by the Underwriter in accordance with
Section 6(i), and (vii) any liability resulting from the Underwriters' failure to comply with Section 4(f) in connection with any road show. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.

         The Depositor acknowledges that the Underwriters' Information and the decrement/yield tables constitute the only information furnished in writing by or on behalf of the Underwriter expressly for use in the Registration Statement or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

         (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action described therein, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party otherwise than under this Agreement. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish to do so, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party under this
Section 9, such indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

         Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel; (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by the related Underwriter, if the indemnified parties under this Section 9 consist of one or more Underwriter or any of its controlling persons, by the Underwriters, if the indemnified parties under this Section 9 consist of more than one Underwriter or their controlling persons or the Depositor, if the indemnified parties under this Section 9 consist of the Depositor or any of the Depositor's directors, officers or controlling persons.

         Each indemnified party, as a condition of the indemnity agreements contained in Section 9(a) and Section 9(b), shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability (to the extent set forth in Section 9(a) or Section 9(b) as applicable) by reason of such settlement or judgment.

         Notwithstanding the foregoing paragraph, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

         (d) If the indemnification provided for in Section 9(a) or 9(b)(ii) is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Depositor on the one hand and the Underwriters on the other from the offering of the Underwritten Notes or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Depositor on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. If the indemnification provided for in
Section 9(b)(i) is unavailable or insufficient to hold harmless the indemnified party under Section 9(b)(i), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 9(b)(i) in such proportion as appropriate to reflect the relative fault of the Depositor on one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Depositor on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Depositor bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor or by the Underwriters on behalf of the several Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to above in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of underwriting discounts and commissions received by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (e) For purposes hereof, as to each Underwriter, the term "Derived Information" means such information, if any, in the Series Term Sheets, Collateral Term Sheets, Structural Term Sheets and/or Computational Materials that is not contained in (i) the Prospectus, Registration Statement or amendments or supplements to either, taking into account information incorporated therein by reference (other than information incorporated by reference from the Series Term Sheets, Collateral Term Sheets, Structural Term Sheets and/or Computational Materials) or (ii) any Pool Information, except to the extent that any such information results from a Pool Error.

         (f) Each Underwriter agrees to deliver to the Depositor any Collateral Term Sheets, Structural Term Sheets, Computational Materials and Series Term Sheets which it has prepared in connection with the Underwritten Notes prior to the dissemination of such materials to any potential investor.

         SECTION 10. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Depositor submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or controlling persons thereof, or by or on behalf of the Depositor and shall survive delivery of any Underwritten Notes to the Underwriters.

         SECTION 11. Default by an Underwriter. If any one or more Underwriter shall fail to purchase and pay for any of the Underwritten Notes agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions that the portion of the Underwritten Notes set forth opposite their names in Schedule B hereto bears to the aggregate initial principal balance or percentage interest of Underwritten Notes set forth opposite the names of all the remaining Underwriters) the Underwritten Notes that the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the initial principal amount or percentage interest of Underwritten Notes that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 0.25% of the aggregate initial principal amount or percentage interest of Underwritten Notes set forth in Schedule B hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Underwritten Notes and if such nondefaulting Underwriters do not purchase all the Underwritten Notes this Agreement will terminate without liability to any nondefaulting Underwriter or the Depositor. In the event of a default by any Underwriter as set forth in this Section 11, the Closing Date for the Underwritten Notes shall be postponed for such period, not exceeding seven days, as the non-defaulting Underwriter shall determine in order that the required changes in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Depositor and to any nondefaulting Underwriter for damages occasioned by its default hereunder.

         SECTION 12. Termination of Agreement. The Underwriters may terminate this Agreement immediately upon notice to the Depositor, at any time at or prior to the Closing Date if the events set forth in Section 7(h) of this Agreement shall occur and be continuing, or if any other closing condition set forth in
Section 7 shall not have been fulfilled when required to be fulfilled. In the event of any such termination, the provisions of Section 8, the indemnity and contribution agreements set forth in Section 9, and the provisions of Sections 10, 16 and 18 shall remain in effect.

         SECTION 13. Additional Underwriting of the Securities. Each Underwriter agrees that in connection with any subsequent underwriting of the non-underwritten Securities acquired from the Depositor or its affiliates, the
Underwriter:

         (a) Will enter into an underwriting agreement with the Depositor substantially similar to this Agreement;

         (b) Will provide a copy of the Prospectus Supplement, together with any intervening amendments thereof and supplements thereto, and copies of all remittance reports to investors in the non-underwritten Securities, together with any additional disclosure mutually agreeable to the Underwriter and the Depositor; and

         (c) Will not require an underwriting fee.

         In connection with any subsequent underwriting, the Depositor shall provide to the Underwriter any additional documentation, letters or opinions as it may reasonably require, including, without limitation, letters and opinions provided by counsel to the Issuer updated to reflect the subsequent underwriting.

         SECTION 14. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

         (a) [if to Greenwich Capital Markets, Inc., shall be delivered or sent by mail, telex or facsimile transmission to Greenwich Capital Markets, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Facsimile (203) 618-2132,
Attention: Legal; and]

         (b) [if to the Depositor, shall be delivered or sent by mail, telex or facsimile transmission to care of Financial Asset Securities Corporation, 600 Steamboat Road, Greenwich, Connecticut 06830, Facsimile (203) 618-2132,
Attention: Legal.]

         SECTION 15. Persons Entitled to the Benefit of this Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Depositor, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any of the Underwriters within the meaning of Section 15 of the Securities Act, and for the benefit of each Underwriter's respective officers, directors and partners and for the benefit of directors of the Depositor, officers of the Depositor who have signed the Registration Statement and any person controlling the Depositor within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         SECTION 16. Survival. The respective indemnities, representations, warranties and agreements of the Depositor and the Underwriters contained in this Agreement, or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

         SECTION 17. Definition of the Term "Business Day". For purposes of this Agreement, "Business Day" means any day on which the New York Stock Exchange, Inc. is open for trading.

         SECTION 18. Governing Law: Submission to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law thereof.

         The parties hereto hereby submit to the jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York located in the City and County of New York, and appellate court from any thereof, in any action, suit or proceeding brought against it or in connection with this Agreement or any of the related documents or the transactions contemplated hereunder or for recognition or enforcement of any judgment, and the parties hereto hereby agree that all claims in respect of any such action or proceeding may be heard or determined in New York State court or, to the extent permitted by law, in such federal court.

         The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         SECTION 19. Counterparts. This Agreement may be executed in counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

         SECTION 20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

         SECTION 21. GCFP Obligations. Greenwich Capital Financial Products, Inc. ("GCFP") agrees with the Underwriters, for the sole and exclusive benefit of the Underwriters, to indemnify and hold harmless the Underwriters and each person who controls the Underwriters against any failure by the Depositor to perform any of its obligations under this Agreement. GCFP agrees that there are no conditions precedent to the obligations of GCFP hereunder other than written demand to the Depositor to perform its obligations under this Agreement.

         If the foregoing correctly sets forth the agreement between the Depositor and the Underwriters, please indicate your acceptance in the space provided for the purpose below.

                                    Very truly yours,

                                    FINANCIAL ASSET SECURITIES
                                    CORP.


                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title:


CONFIRMED AND ACCEPTED, as of the date first above written:

GREENWICH CAPITAL MARKETS, INC.


By:
   ---------------------------------------
Name:
Title:

CONFIRMED AND ACCEPTED for purposes of Section 21, as of the date first above written:

GREENWICH CAPITAL FINANCIAL
PRODUCTS, INC.


By:
   ---------------------------------------
Name:
Title:

                                   SCHEDULE A

                               Underwritten Notes


                Underwriters                   Principal Amount
       -------------------------------       -------------------
       Greenwich Capital Markets, Inc.
                    [Class IA-1                $ [__________]
                   Class IIA-1a                $ [__________]
                   Class IIA-1b                $ [__________]
                   Class IIA-1c                $ [__________]
                   Class IIA-2c                $ [__________]
                   Class IIA-3c                $ [__________]
                   Class IIA-4c                $ [__________]
                     Class M-1                 $ [__________]
                     Class M-2                 $ [__________]
                     Class M-3                 $ [__________]
                     Class M-4                 $ [__________]
                     Class M-5                 $ [__________]
                     Class M-6                 $ [__________]
                     Class M-7                 $ [__________]
                     Class M-8                 $ [__________]
                    Class M-9]                 $ [__________]

                                    EXHIBIT A

                            FOOTNOTE 271 INFORMATION

     [Excerpt from Offering Reform adopting release-bold headings added for convenience of reference]

In the case of asset-backed issuers certain information comprehended within the definition of ABS informational and computational material is analogous to the term of securities and is therefore issuer information. For example, we would expect that the following categories of such material, which are derived from the definition of ABS informational and computational materials, are generally issuer information:

         (1) Structural information-factual information regarding the asset-backed securities being offered and the structure and basic parameters of the securities, such as the number of classes, seniority, payment priorities, terms of payment, the tax, ERISA or other legal conclusions of counsel, and descriptive information relating to each class (e.g., principal amount, coupon, minimum denomination, price or anticipated price, yield, weighted average life, credit enhancements, anticipated ratings, and other similar information relating to the proposed structure of the offering);

         (2) Collateral information-factual information regarding the pool assets underlying the asset-backed securities, including origination, acquisition and pool selection criteria, information regarding any prefunding or revolving period applicable to the offering, information regarding significant obligors, data regarding the contractual and related characteristics of the underlying pool assets (e.g., weighted average coupon, weighted average maturity, delinquency and loss information and geographic distribution) and other factual information concerning the parameters of the asset pool appropriate to the nature of the underlying assets, such as the type of assets comprising the pool and the programs under which the loans were originated;

         (3) Key parties information-identification of key parties to the transaction, such as servicers, trustees, depositors, sponsors, originators and providers of credit enhancement or other support, including information about any such party;

         (4) Static pool data-static pool data, as referenced in Item 1105 of Regulation AB [17 CFR 229.1105], such as for the sponsor's and/or servicer's portfolio, prior transactions or the asset pool itself; and

         (5) Issuer computational material-to the extent that the information is provided by the issuer, depositor, affiliated depositor, or sponsor, statistical information displaying for a particular class of asset-backed securities the yield, average life, expected maturity, interest rate sensitivity, cash flow characteristics, total rate of return, option adjusted spread or other financial or statistical information related to the class or classes under specified prepayment, interest rate, loss or other hypothetical scenarios. (Where such information is prepared by an underwriter or dealer, it is not issuer information, even when derived from issuer information.)

                                    EXHIBIT B

                            Underwriter's Information

                             METHOD OF DISTRIBUTION


         Subject to the terms and conditions set forth in the underwriting agreement, dated September 26, 2005 (the "Underwriting Agreement"), between the Underwriter and the Depositor, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, the Offered Notes.

         Payment of the Offered Notes will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Notes, before deducting expenses payable by the Depositor and underwriting fees, will be approximately $1,213,476,000. The Underwriter's commission will be any positive difference between the price it pays to the Depositor for the Offered Notes and the amount it receives from the sale of the Offered Notes to the public. In connection with the purchase and sale of the Offered Notes, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

         The Depositor has been advised by the Underwriter that it proposes initially to offer the Offered Notes of each class to the public in Europe and the United States.

         Until the payment of the Offered Notes is completed, rules of the SEC may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Offered Notes. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the Offered Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Notes.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

         Neither the Depositor nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Offered Notes. In addition, neither the Depositor nor the Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

         The Depositor has been advised by the Underwriter that it intends to make a market in the Offered Notes but the Underwriter has no obligation to do so. There can be no assurance that a secondary market for the Offered Notes will develop or, if it does develop, that it will continue.

         The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Act.

                                  LEGAL MATTERS

Certain legal matters with respect to the Offered Notes will be passed upon for the Depositor and the Underwriters by Thacher Proffitt & Wood LLP, New York, New York.